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                              [LETTERHEAD]

April 14, 1998

Board of Directors
Lithia Motors, Inc.
360 E. Jackson St.
Medford, Oregon 97501

    Re: Proposed Public Offering of Lithia Motors, Inc. Class A Common Stock

Gentlemen:

    The undersigned has acted as counsel to Lithia Motors, Inc. (the "Company") in the preparation and filing of a Registration Statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended, covering 3,450,000 shares (the "Shares") of the Company's Class A Common Stock, including 450,000 shares that may be sold by the Company upon exercise of an option granted to the Underwriters to cover over-allotments.

    In the course of our representation we have examined the Registration Statement, copies of the Articles of Incorporation, Bylaws, and excerpts of minutes of meetings of the Boards of Directors of the Company. We have also received from officers of the Company certain other documents, corporate records, and representations concerning factual matters. We have reviewed such documents and have made such review of laws as we consider necessary for purposes of this opinion.

    We have relied as to matters of fact upon the above documents and investigation. We have assumed without investigation the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic and complete original documents of all documents submitted to us as certified or photostatic copies.

    Based upon the foregoing and subject to the qualifications and exceptions heretofore and hereinafter set forth, we are of the opinion that, when the Registration Statement has been declared effective, the applicable provisions of state securities laws have been complied with and the Company has issued the Shares against payment therefor in the manner described the Registration Statement, the shares will be validly issued and fully paid, and non-assessable.

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Board of Directors
April 14, 1998
Page 2

    The opinion herein expressed are specifically subject to and qualified by the following:

    This opinion is limited to the present laws of the State of Oregon and the United States of America and to the facts bearing on this opinion as they exist on the date of this letter.

    We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus.

                                       Very truly yours,

                                       FOSTER PEPPER & SHEFELMAN LLP

                                       By: /s/ Kenneth E. Roberts
                                          ------------------------
                                            Kenneth E. Roberts